UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 21, 2020, Geoffrey Strong advised Vistra Energy Corp. (the “Company”) that he will resign from his three-year term as a member of the Board of Directors (the “Board”) of the Company, effective on the date of the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”). Mr. Strong’s term would have expired at the Company’s annual meeting of stockholders in 2022. Mr. Strong’s decision to resign from the Board effective as of the Annual Meeting is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 25, 2020, Bruce Zimmerman advised the Company that he will resign from his three-year term as a member of the Board, effective on the date of the Annual Meeting. Mr. Zimmerman’s term would have expired at the Company’s annual meeting of stockholders in 2022. Mr. Zimmerman’s decision to resign from the Board effective as of the Annual Meeting is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices.

Geoff Strong was originally appointed to the board by Apollo Management Holdings, L.P. (“Apollo”) pursuant to the terms of the Stockholders’ Agreement entered into between the Company and Apollo in October 2016. Bruce Zimmerman was originally appointed upon the resignation of Jennifer Box, the designee of Oaktree Capital Management, L.P. and several of its affiliates, in April 2018 and re-elected for a three-year term at the Company’s 2019 annual meeting of stockholders.

(d)    On February 24, 2020, upon the recommendation of the Nominating and Governance Committee (the “Nominating Committee”) of the Board, and in accordance with the Company’s certificate of incorporation and bylaws, the Board increased the size of the Board from 11 members to 12 members and elected Arcilia Acosta and Lisa Crutchfield to the Board, effective immediately. Ms. Acosta will fill the vacancy created when Cyrus Madon resigned from the Board on September 18, 2019 and Ms. Crutchfield will fill the newly created Board seat. Ms. Acosta will serve as a Class II director of the Board until the expiration of her term on the date of the Company’s annual meeting of stockholders in 2021 or until her successor is elected and qualified. Ms. Crutchfield will serve as a Class III director of the Board until the expiration of her term on the date of the Company’s annual meeting of stockholders in 2022 or until her successor is elected and qualified. Upon the effectiveness of Messrs. Strong’s and Zimmerman’s resignations immediately prior to the commencement of the Annual Meeting, the size of the Board will be reduced to 10 members.

On February 25, 2020, upon the recommendation of the Nominating Committee, and in accordance with the Company’s certificate of incorporation and bylaws, the Board appointed Ms. Acosta to serve as a member of the Board’s Compensation Committee and Nominating Committee and appointed Ms. Crutchfield to serve as a member of the Board’s Nominating Committee and Sustainability and Risk Committee.

The Board has determined that both Ms. Acosta and Ms. Crutchfield satisfy the definition of an “independent director” under the listing standards of the New York Stock Exchange.

Ms. Acosta has served as the President and Chief Executive Officer of CARCON Industries and Construction, a company specializing in commercial, institutional, and transportation construction, since 2000. In addition to her role at CARCON Industries, Ms. Acosta is the President and controlling principal of Southwestern Testing Laboratories, a position she has held since 2003. In addition to her role at Southwestern Testing Laboratories, she served as a director of LegacyTexas Financial Group, N.A. (“LegacyTexas”), a publicly-traded bank holding company with an asset size of over $10 billion, from 2015 to 2019, when LegacyTexas merged with a private company. Prior to joining the board of LegacyTexas, Acosta had served since 2013 as a director of LegacyTexas’ bank subsidiary. Ms. Acosta served as a director of ONE Gas Incorporated, a stand-alone, regulated, publicly-traded natural gas utility and one of the largest natural gas utilities in the United States, from July 2018 through February 2020. In 2017, Ms. Acosta joined the board of Magnolia Oil and Gas, a publicly-traded independent oil producer with assets located in South Texas.

Ms. Crutchfield has served as a managing principal at Hudson Strategic Advisors, an economic analysis and strategic advisory firm, since 2012. Previously, Ms. Crutchfield served as the chief regulatory, risk, and compliance officer for the U.K.-based National Grid plc from 2008 to 2012. Ms. Crutchfield has also served in successive executive roles as senior vice president of regulatory and external affairs at PECO, an Exelon Company; vice president and general manager at TIAA-CREF; and vice president of energy policy and strategy with Duke Energy Corporation from 1997 to 2000. She began her career in banking as a commercial and investment banker and served as a commissioner on the Pennsylvania Public Utility Commission from June 1993 to May 1997. In addition to her service as a director, Ms. Crutchfield serves on the boards of two other publicly-traded companies, Fulton Financial Corporation (since 2014) and Unitil Corporation (since 2012).

There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between either Ms. Acosta and Ms. Crutchfield, respectively, and the Company. In connection with their service as a member of the Board, each will receive a grant of restricted stock units with a grant date fair value of $150,000 based on the public trading price of the Company’s common stock on the date of grant, and will also receive an annual cash retainer of $100,000 and an annual cash retainer of $10,000 for each of the committees of the Board on which they serve. In addition to the above-described compensation, Ms. Acosta and Ms. Crutchfield will enter into the Company’s standard form of indemnification agreement with directors, as described in Exhibit 10.26 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-215288), filed with the Securities and Exchange Commission on April 5, 2017.

(e)    On February 25, 2020, the Company entered into an employment agreement with Steven J. Muscato as Executive Vice President and Chief Commercial Officer of the Company (the “Muscato Employment Agreement”) to amend and restate the employment agreement with Mr. Muscato, dated as of March 9, 2018. There are no family relationships between Mr. Muscato and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Muscato Employment Agreement has an initial term that ends on February 25, 2023. Pursuant to the Muscato Employment Agreement, Mr. Muscato will receive an annual base salary of $577,500 and will also have the opportunity to earn an annual cash bonus under the Company’s Executive Annual Incentive Plan. Mr. Muscato’s target annual bonus opportunity is 95% of his base salary.

The Muscato Employment Agreement also provides Mr. Muscato the opportunity to receive equity awards under the Company’s Amended and Restated 2016 Omnibus Incentive Plan (the “Company’s Omnibus Inventive Plan”). Mr. Muscato will be granted annual equity awards in an amount determined by the Board. Such awards may be in the form of options, restricted stock units, performance shares, or any other form as approved by the Board.

On February 25, 2020, the Company entered into an employment agreement with Scott Hudson as President Vistra Retail of the Company (the “Hudson Employment Agreement”) to amend and restate the employment agreement with Mr. Hudson, dated as of March 1, 2018. There are no family relationships between Mr. Hudson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Hudson Employment Agreement has an initial term that ends on February 25, 2023. Pursuant to the Hudson Employment Agreement, Mr. Hudson will receive an annual base salary of $550,000 and will also have the opportunity to earn an annual cash bonus under the Company’s Executive Annual Incentive Plan. Mr. Hudson’s target annual bonus opportunity is 90% of his base salary.

The Hudson Employment Agreement also provides Mr. Hudson the opportunity to receive equity awards under the Company’s Omnibus Inventive Plan. Mr. Hudson will be granted annual equity awards in an amount determined by the Board. Such awards may be in the form of options, restricted stock units, performance shares, or any other form as approved by the Board.

The foregoing descriptions of the Muscato Employment Agreement and the Hudson Employment Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Muscato Employment Agreement and the Hudson Employment Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 27, 2020, the Company issued a press release regarding Mr. Strong and Mr. Zimmerman’s resignations and Ms. Acosta and Ms. Crutchfield’s appointments as new directors, a copy of which is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and in the press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 25, 2020, by and among Vistra Energy Corp., Luminant Energy Company LLC and Steve Muscato

10.2	Employment Agreement, dated as of February 25, 2020, by and among Vistra Energy Corp., TXU Retail Services Company and Scott Hudson

99.1	Press Release dated February 27, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: February 27, 2020	/s/ Stephanie Zapata Moore
	Name:	Stephanie Zapata Moore
	Title:	Executive Vice President, General Counsel, and Corporate Secretary